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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

POCKET GAMES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-192939	46-3813936
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

909 Plainview Ave Far Rockaway, New York		11691
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (347) 318-8859

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2016, the Board of Directors of Pocket Games, Inc. (the “Company”) amended its Articles of Incorporation (the “Amendment”) to effect the following:

Change in Authorized Common Stock. We are increasing the authorized common stock to five billion.

Designation of Series C Preferred Stock. We are designating 300,000 shares of our authorized 2,500,000 preferred shares as Series C Preferred Stock having the following rights and designations:

i)	Stated Value. The Series C Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;
ii)	Liquidation, Sale of Control or Winding Up. On a Sale of Control or liquidation of the Corporation, the Series C Convertible Preferred Stock shall rank (a) junior to any Indebtedness of the Corporation, (b) pari passu to any other class of Preferred Stock now existing or hereafter created (including the Series A Preferred Stock and Series B Preferred Stock), and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;
iii)	Voting. The Series C Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;
iv)	Dividends. The Series C Preferred Stock shall not accrue or pay any dividend;
v)	Conversion. The Series C Preferred Stock shall upon the occurrence of a “Conversion Event” automatically convert into twelve (12.0%) percent of the "Corporation Fully-Diluted Common Stock” as at the date such Conversion Event shall occur;

Designation of Series D Preferred Stock. We are designating 300,000 shares of our authorized 2,500,000 preferred shares as Series D Preferred Stock having the following rights and designations:

i)	Stated Value. The Series D Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;
ii)	Liquidation, Sale of Control or Winding Up. On a Sale of Control or liquidation of the Corporation, the Series D Convertible Preferred Stock shall rank (a) junior to any Indebtedness of the Corporation, (b) pari passu to any other class of Preferred Stock now existing or hereafter created (including the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock), and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;
iii)	Voting. The Series D Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;
iv)	Dividends. The Series D Preferred Stock shall not accrue or pay any dividend;
v)	Redemption. The Series D Preferred Stock shall not be subject to any mandatory or optional redemption;
vi)	Conversion. The Series D Convertible Preferred Stock shall upon the occurrence of a “Conversion Event” automatically convert into ten (10.0%) percent of the "Corporation Fully-Diluted Common Stock” as at the date such Conversion Event shall occur;

Anti-takeover provisions. The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors may issue up to 2,500,000 shares of “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The existence of unissued Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management.

The Amendment is attached hereto as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2016, the Board of Directors of the Company and holders of a majority of the voting rights of the Company’s capital stock approved a 1 for 1,000 reverse split of the Company’s Common Stock, for all shareholders of record on May 10, 2016. Fractional shares will be rounded up to the nearest whole share.

On April 28, 2016, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Amendment as described in Item 5.03 above. The Amendment is attached hereto as an Exhibit to this Current Report

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i)	Fifth Amended and Restated Articles of Incorporation of Pocket Games, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pocket Games, Inc.

Date: May 20, 2016	By: /s/ David Lovatt
David Lovatt
Chief Executive Officer